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                                                         EXHIBIT 10.6

INSTALLMENT NOTE

                                            Palo Alto, California
$________                                      September 28, 1995

     FOR VALUE RECEIVED, ________ promises to pay to BEA Systems, Inc. a Delaware corporation (the "Company"), or order, the principal sum of ________ ($________), together with interest on the unpaid principal hereof from the date hereof at the rate of seven percent (7%) per annum, compounded semiannually.

     Principal and interest shall be due and payable as follows: Principal and accrued but unpaid interest shall be due and payable on the fifth anniversary of this Note, September 28, 2000; PROVIDED HOWEVER, that this Note shall accelerate and all principal and accrued but unpaid interest shall be due and payable within 30 days of the termination of ________ employment with the Company pursuant to either Section 3(c) or Section 3(d) of that certain Employment Agreement dated September 28, 1995 between the Company and ________ (the "Employment Agreement"); and PROVIDED FURTHER that all principal and accrued but unpaid interest on this Note shall be due and payable within one year of the involuntary termination of ________ employment with the Company pursuant to any of Section 3(a), Section 3(b), or Section 3(e) of the Employment Agreement. Should the undersigned fail to make full payment of any installment of principal or interest for a period of 10 days or more after the due date thereof, the whole unpaid balance on this Note of principal and interest shall become immediately due at the option of the holder of this Note. Payments of principal and interest shall be made in lawful money of the United States of America.

     The undersigned may at any time prepay all or any portion of the principal or interest owing hereunder.

     This Note is delivered upon the purchase of Common Stock of the Company pursuant to that certain Restricted Stock Purchase Agreement dated September 28, 1995 between the Company and the undersigned and is subject to the terms of such Agreement. This Note is secured by a pledge of the Company's Common Stock under the terms of a Security Agreement of even date herewith and is subject to all the provisions thereof.

     Should any action be instituted for the collection of this Note, the reasonable costs and attorneys' fees therein of the holder shall be paid by the undersigned.

     The holder of this Note shall have full recourse against the maker, and shall not be required to proceed against the collateral securing this Note in the event of default.

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